EXHIBIT 10.23

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: Up to $_____________	Issue Date: May ___, 2012

10% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Rotate Black, Inc., a Nevada corporation (hereinafter called “Borrower”), hereby promises to pay to the order of ____________________ (the “Holder”), maintaining an address at _________________, without demand, the sum of ______________ Dollars ($____________) (“Principal Amount”), with interest accruing thereon, on the second anniversary of the Issue Date (the “Maturity Date”), if this Note is not sooner paid or converted as hereinafter provided. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof

This Note has been entered into pursuant to the terms of a Securities Purchase Agreement among the Borrower, the Holder and certain other holders (the “Other Holders”) of the Borrower’s 10% Convertible Promissory Notes (the “Other Notes”), dated of even date herewith (the “Subscription Agreement”) for up to an aggregate Principal Amount of $300,000.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I
GENERAL PROVISIONS

1.1           Interest Rate.   Interest payable on this Note shall accrue at the annual rate of ten percent (10%) from the Issue Date and for as long as this Note shall remain outstanding and shall be paid in full upon either redemption of this Note by the Borrower (i.e. repayment in full of the outstanding Principal Amount together with all accrued but unpaid interest thereon), or the conversion of this Note by the Holder pursuant its right herein contained to convert the outstanding Principal Amount together with all accrued but unpaid interest thereon into shares of the Borrower’s common stock in accordance with the provisions of Article II hereof, or repayment of this Note on the Maturity Date.

1.2           Payment Grace Period.  The Borrower shall not have any grace period to pay any monetary amounts due under this Note.  During the pendency of an Event of Default, or if this Note remains outstanding after the Maturity Date, default interest rate of fifteen percent (15%) per annum shall be in effect.

1.3           Conversion Privileges.  Except as provided in Section 2.1 hereof, the Conversion Rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.

1.4           Pari Passu.   All payments made on this Note and the Other Notes and except as otherwise set forth herein all actions taken by the Borrower with respect to this Note and the Other Notes, including but not limited to optional redemption, shall be made and taken pari passu with respect to this Note and the Other Notes.

1.5           Miscellaneous.   Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  Upon assignment of the interest of Holder in this Note, Borrower shall instead comply with the assignee’s instructions upon receipt of written notice thereof.

ARTICLE II
CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower’s Common Stock, $0.001 par value per share (“Common Stock”) as set forth below.

2.1.          Conversion into the Borrower’s Common Stock.

(a)           The Holder shall have the right from and after the date that is 121 days after the Issue Date and thereafter at any time until this Note is fully paid, to convert all, but not less than all of the outstanding and unpaid Principal Amount of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein; provided, however, that if the Borrower, prior to the Holder delivering to Borrow a Notice of Conversion, delivers to the Holder a notice of redemption, and redeems the Note in full by 5:00 pm Eastern Time on the third Business Day after delivery of such notice of redemption, by payment to the Holder of the Principal Amount together with all accrued but unpaid interest thereon, then the Holder shall not have such conversion right. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit B, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the Principal Amount and accrued interest converted in accordance with the foregoing.  The Holder will surrender the Note to the Borrower upon full conversion or satisfaction of the Note.  The number of shares of Common Stock to be issued upon conversion of this Note shall be determined by dividing the sum of (x) the Principal Amount of the Note, plus (y) accrued interest, if any, by (z) the Conversion Price.

(b)   Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) per share shall be (i) $0.25 for the period commencing on the date that is 121 days after the Issue Date, and ending on the date that is 150 days after the Issue Date, then (ii) $0.20 for the next 30 days after the Issue Date and, (iii) thereafter, $0.15. If, however, the Borrower shall deliver to the Holder a notice of redemption, but shall fail to pay to the Holder by the 5:00 pm Eastern Time on the third Business Day after delivery of such notice of redemption the Principal Amount together with all accrued but unpaid interest thereon, then the Conversion Price shall be reduced to $0.10 thereafter.

(c)           The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower), or (F) if the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger)  (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                      D.           Share Issuance.   As long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in Subscription Agreement), prior to the conversion or repayment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement. In the event of a reduction of the Conversion Price, the number of shares of Common Stock that the Holder of this Note shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 2.1(c)D be issuable on such exercise by a fraction of which (a) the numerator is the then adjusted Exercise Price in effect, and (b) the denominator is the pre-adjusted Exercise Price that would have been in effect on the date of exercise.

(d)           When ever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly but not later than the third day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.  Failure to provide the foregoing notice is an Event of Default under this Note.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole only and not in part.

ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall cause the Interest Rate to be increased to fifteen percent (15%) per annum:

3.1           Failure to Redeem Prior to Maturity Date.  The Borrower fails to pay the Principal Amount and all accrued but unpaid interest in full on or before the Maturity Date or shall fail to pay the redemption payment by 5:00pm Eastern Time on the third Business Day after deliver to the Holder of a notice of redemption.

3.2           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, Transaction Documents or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Borrower from the Holder.

3.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Documents, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4           Liquidation.   Any dissolution, liquidation or winding up by Borrower of a substantial portion of its business.

3.5           Cessation of Operations.   Any cessation of operations by Borrower.

3.6           Maintenance of Assets.   The failure by Borrower to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with ten (10) days after written notice to the Borrower from the Holder.

3.7           Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.8           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any of its property or other assets for more than $100,000, unless stayed vacated or satisfied within ten days.

3.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower.

3.10          Stop Trade.  An SEC or judicial stop trade order or Principal Market trading suspension that lasts for ten (10) or more consecutive trading days.

3.11          Failure to Deliver Common Stock or Replacement Note.  Borrower’s failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note.

3.12          Reservation Default.   Failure by the Borrower to have reserved for issuance upon conversion of the Note or upon exercise of the Warrants issued in connection with the Subscription Agreement, the number of shares of Common Stock as required in the Subscription Agreement, this Note and the Warrants.

3.13          Event Described in Subscription Agreement.  The occurrence of an Event of Default as described in the Subscription Agreement or any other Transaction Document that, if susceptible to cure, is not cured during any designated cure period or longer period described in this Article III.

3.14          Notification Failure.   A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

ARTICLE IV
MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be delivered, and shall be effective, as provided in the Subscription Agreement.

4.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note.

5.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

4.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.9           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of May, 2012.

ROTATE BLACK, INC.

By:

Name:
Title:

WITNESS:

EXHIBIT B - NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby elects to convert the entire Principal Amount of the Note and all accrued but unpaid interest due on the Note issued by ROTATE BLACK, INC. on April __, 2012 into Shares of Common Stock of ROTATE BLACK, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:__________________________________________________________________

Conversion Price:____________________________________________________________________

The number of Shares of Common Stock beneficially owned by the Holder on and after the Conversion Date is less than 5% of the outstanding Common Stock of Borrower.

Shares To Be Delivered:_______________________________________________________________

Signature:__________________________________________________________________________

Print Name:_________________________________________________________________________

Address:  __________________________________________________________________________

                  __________________________________________________________________________